7 1/2% JUNIOR SUBORDINATED
                          DEFERRABLE INTEREST DEBENTURE
                              DUE DECEMBER 15, 2028

                          $309,278,375 Principal Amount


Registered No. 1

Dated:  December 16, 1998                                    CUSIP 073902 BL 1

Registered Holder:      The Chase Manhattan Bank, as Property  Trustee of Bear
                        Stearns Capital Trust II

            The Bear Stearns Companies Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum of Three Hundred Nine Million Two Hundred Seventy-Eight Thousand Three Hundred Seventy-Five Dollars
($309,278,375), on December 15, 2028 in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate of 7 1/2% per annum (the "Coupon Rate"), in like coin or currency, quarterly in arrears on the 15th day of January, April, July and October (each an "Interest Payment Date") commencing January 15, 1999 from the date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this debenture (the "Debenture"), in which case from the date of original issuance, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date or next succeeding Business Day to which interest shall have been paid; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date or Business Day, then from the next preceding date to which interest has been paid or duly provided for), until the principal hereof shall become due and payable, plus (b) interest on overdue principal and, to the extent permitted by applicable law, on any interest payment that is not made when due at the Coupon Rate, compounded quarterly. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Certificate is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the 1st day of the month in which the relevant Interest Payment Date occurs. This Debenture may be presented for payment of principal and interest at the offices of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day with the same force and effect as if made on the date such payment was originally payable, without any interest or other payment with respect to any such delay.

            So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond December 15, 2028 or any earlier redemption date. At the end of each Extension Period, the Company must pay all interest then accrued and unpaid (together with Additional Sums, Additional Interest and Compounded Interest thereon, if any, to the extent permitted by applicable law). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks pari passu with or junior in interest to this Debenture (other than (a) dividends or distributions in capital stock of the Company; (b) any declaration of a dividend in connection with the implementation of a Rights Plan, or the issuance of capital stock of the Company under any Rights Plan, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan; (c) payments under any Bear Stearns Guarantee (as defined in the Indenture and the Existing Indenture); (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees; and (e) payments of interest pursuant to the EPICS Loan Agreement). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarterly periods or extend beyond December 15, 2028 or any earlier redemption date. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (including Additional Sums, Additional Interest and Compounded Interest, if any) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and the Property Trustee notice of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by

Bear Stearns Capital Trust II would be payable but for such election to begin or extend a new Extension Period, or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.

            This Debenture is issued pursuant to an Indenture, dated as of December 16, 1998 between the Company, as issuer, and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, as supplemented (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

            The Debentures are limited to the aggregate principal amount of Three Hundred Nine Million Two Hundred Seventy-Eight Thousand Three Hundred Seventy-Five Dollars ($309,278,375).

            The Debentures evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever.

            The indebtedness of the Company evidenced by the Debentures, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to Holders of Senior Indebtedness of the Company and each Holder of a Debenture, by acceptance thereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

            This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, any Vice Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Chief Operating Officer or the Chief Financial Officer and by its Treasurer or Assistant Treasurer, Controller or the Secretary or an Assistant Secretary and a facsimile of its corporate seal to be affixed hereunto.


                                    THE BEAR STEARNS COMPANIES INC.


                                    By:   /s/ William J. Montgoris
                                       -----------------------------------------
                                       Name:  William J. Montgoris
                                       Title: Chief Operating Officer


                                    By:   /s/ Kenneth L. Edlow
                                       -----------------------------------------
                                       Name:  Kenneth L. Edlow
                                       Title: Secretary


[SEAL]


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities, of the series designated therein, referred to in the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
   as Trustee


By:  /s/ William G. Keenan
   ------------------------
      Authorized Officer

            As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest on the Debentures or with respect to compliance with certain covenants occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Debentures may declare the principal amount of all the Debentures, together with any accrued interest (including Additional Sums, Additional Interest and Compounded Interest), to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if such notice is given by Holders). If the Debentures have been issued to a Bear Stearns Trust, upon such an Event of Default, if the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding Preferred Securities of such Bear Stearns Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon such declaration the principal amount of and the accrued interest (including any Additional Sums, Additional Interest and Compounded Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

            If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "Securities"), or with respect to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of all Securities outstanding under the Indenture (voting as a single class) may declare the principal amount of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders), provided that, in the case of Securities of a series issued under the Indenture to a Bear Stearns Trust, if upon such an Event of Default the Trustee and the Holders of not less than 25% in principal amount of all outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding Preferred Securities of such Bear Stearns Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Sums, Additional Interest and Compounded Interest) on all the
Securities of that series shall become immediately due and payable, provided that the payment of principal and interest shall remain subordinated to the extent provided in the Indenture.

            The Indenture provides that in certain events such declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the holders of a majority in principal amount of the Securities then outstanding under the Indenture as to which such an acceleration of the payment of principal has occurred, voting as one class. In the case of Securities of a series issued under the Indenture to a Bear Stearns Trust, should the Holders of Securities of that series fail to rescind and annul such declaration and its consequences, the Holders of a majority in aggregate Liquidation Amount of the corresponding Preferred Securities of such Bear Stearns Trust shall have such right. The Indenture also provides that the Holders of a majority in principal amount of all of the Securities of all series then outstanding as to which an Event of Default has occurred may, on behalf of all Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more Bear Stearns Trusts, the Indenture provides that the Holders of a majority in aggregate Liquidation Amount of the corresponding Preferred Securities or Preferred Securities issued by such Bear Stearns Trusts shall also have the right to waive such defaults.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to modify the Indenture in a manner affecting the rights of the holders of the Securities of each such series; provided, however, that no such modification shall (i) change the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the Securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon, or reduce any amount payable upon any redemption thereof, or adversely affect any right to convert the Securities in accordance with the Indenture, or reduce the amount to be paid at maturity or upon redemption or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that provided in the Securities without the consent of the holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any supplemental indenture, without the consent of the holders of all Securities then Outstanding, or (iii) modify any of the provisions of Section 4.07, Section 6.06 or Section 10.02 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Security affected thereby or
(iv) modify the provisions of Article XIV of the Indenture with respect to the subordination of outstanding Securities of any series in a manner adverse to the holders thereof, without the consent of the holder of each Security so affected; provided, further, that, in the case of the Securities of a series issued to a Bear Stearns Trust, so long as any of the corresponding series of Preferred Securities issued by such Bear Stearns Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect (including any amendment which would result in a Bear Stearns Trust being classified as other than a grantor trust for United States federal income tax purposes), and no termination of the Indenture shall occur, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Preferred Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Sums, Additional Interest and Compounded Interest) thereon shall have been paid in full and (ii) no amendment shall be made to Section 6.05 of the Indenture (regarding the right of holders of Preferred Securities to institute a suit directly against the Company) that would impair the rights of the holders of Preferred Securities provided therein without the prior consent of all holders of Preferred Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Sums, Additional Interest and Compounded Interest) thereon have been paid in full.

            The Debenture will be prepayable, in whole or in part, at the option of the Company at any time on or after December 15, 2003, at a prepayment price (the "Optional Redemption Price") equal to the outstanding principal amount of the Debenture plus accrued interest thereon to the date of prepayment.

            Upon the occurrence and during the continuation of a Special Event, in respect of the Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Special Event redeem this Debenture, in whole but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount hereof plus accrued and unpaid interest to but excluding the date of prepayment.

            Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

            Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

            The Company, and by acceptance of this Debenture, the Holder hereof, and any Person that acquires a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

            THIS DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SAID STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                               FORM OF ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within 7 1/2% Junior Subordinated Deferrable Interest Debenture (the "Debenture") and all rights thereunder, unto


                   ----------------------------------------
                          Please insert Social Security
                    or other identifying number of assignee:


         ------------------------------------------------------------
               (Name and Address of Assignee, including Zip Code,
                         must be printed or typewritten)

and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------
Attorney to transfer said Debenture on the Register of the Debentures, with full power of substitution in the premises.


Date:                               --------------------------------------------
                                    Signature(s)
                                    Signature(s)   must  be  guaranteed  by  a
                                    commercial bank or trust company or a member firm of a major stock exchange.


NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within 7 1/2% Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.